                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                                USG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                USG CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                     -------------------------------------------
                                     USG CORPORATION
[USG LOGO]                           -------------------------------------------
                                     125 South Franklin Street
                                     -------------------------------------------
                                     Chicago, IL 60606-4678
                                     -------------------------------------------
                                     312 606-4000
                                     -------------------------------------------

April 6, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend USG Corporation's annual meeting of stockholders to be held at 9:15 a.m. on Wednesday, May 9, 2001, in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois. The attached Notice of Annual Meeting and proxy statement describe all known items to be acted upon by stockholders.

     It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. If your bank or broker offers telephone or Internet voting and you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible. If you then attend the meeting, you may, in your discretion, withdraw your proxy and vote in person. This is your meeting, and your participation is important to us.

Sincerely,

/s/ William C. Foote
WILLIAM C. FOOTE
Chairman of the Board

125 South Franklin Street         USG CORPORATION         Chicago, IL 60606-4678

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

     The annual meeting of stockholders of USG Corporation will be held in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, May 9, 2001, at 9:15 a.m., Central Daylight Time, for the following purposes:

     1. To elect three directors for a term of three years, pursuant to the Corporation's by-laws.

     2. To consider ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting.

     Pursuant to the Corporation's by-laws, any matter to be presented at the meeting for consideration and with a view to obtaining a vote thereon must have satisfied the procedural and legal requirements referred to in the accompanying proxy statement and must be introduced by a motion, which motion must be seconded before consideration of it may begin or before a vote on it may be obtained.

     The Board of Directors has fixed the close of business on March 14, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     A list of stockholders entitled to vote at the meeting and the number of shares registered in the name of each will be available for examination by any stockholder at the office of the Corporate Secretary of the Corporation, 125 South Franklin Street, Chicago, Illinois, during ordinary business hours beginning April 25, 2001, and running throughout the course of the meeting.

                                         By order of the Board of Directors

                                         /s/ Dean H. Goossen
                                         DEAN H. GOOSSEN
                                         Corporate Secretary
Chicago, April 6, 2001

                   IMPORTANT -- PLEASE SIGN, DATE AND RETURN
                         THE ENCLOSED PROXY PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

                           PROXY STATEMENT AND PROXY

     This proxy statement has been prepared by the management of USG Corporation (the "Corporation"). It is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on May 9, 2001, and any adjournment thereof. The notice of the meeting accompanies this proxy statement. The Corporation intends to commence distribution of this proxy statement together with notice, proxy, and other accompanying materials, on or about April 6, 2001.

     The Board of Directors has selected the close of business on March 14, 2001 (the "Record Date"), as the time for determining the holders of record of the Corporation's common stock, par value $0.10 per share ("Common Stock"), entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the Record Date, the Corporation had outstanding 43,409,119 shares of Common Stock, and those are the only securities of the Corporation entitled to vote at the annual meeting or any adjournment thereof. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal. In the election of directors, each stockholder has the right to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected. The affirmative vote of the holders of a majority of the stock entitled to vote and present in person or represented by proxy is required for election of directors and for ratification of the appointment of independent public accountants. Broker non-votes (i.e., the failure to vote shares held of record by nominees due to a lack of both discretionary authority and instructions from the beneficial owners) with respect to any matter are not considered part of the "voting power present" with respect to such matter and will not affect the outcome of the vote on such matter. Abstentions are not treated as votes cast for or against the election of directors or a particular matter, as the case may be, but they are treated as part of the "voting power present" with respect to such matter and therefore have the same legal effect as a vote against such matter.

     Any person giving a proxy may revoke it at any time before it has been voted by (i) giving written notice of revocation to the Corporate Secretary of the Corporation, (ii) submitting to the Corporation a valid proxy voting the same shares and having a later date, or (iii) voting by ballot at the annual meeting.

     All proxies received (and not revoked) pursuant to this solicitation will be voted by the individuals named in the proxy as indicated below, except as to matters where authority to vote is specifically withheld and except as to matters on which the person solicited specifies a choice, in which case the proxy will be voted in accordance with such specification. If no instructions are given and authority is not withheld, the individuals named in the proxy solicited by the Board of Directors intend to vote FOR the nominees for election as directors named below, and FOR ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001.

     The Northern Trust Company, as trustee of the USG Corporation Investment Plan, held of record 743,198 shares of Common Stock as of the Record Date, or approximately 1.7% of the total of such shares outstanding. All shares so held by the Trustee on the Record Date will be voted in accordance with instructions given by Plan participants. Shares as to which no instructions are received will be voted by the Trustee in the same proportions as those shares for which instructions are received.

     Except as otherwise expressly indicated, all information in this proxy statement is provided as of March 14, 2001.

                             PRINCIPAL STOCKHOLDERS

     The following table lists the beneficial ownership of Common Stock, with respect to all persons known by the Corporation to be the beneficial owner of more than 5% of the Common Stock outstanding on the Record Date. The information shown was provided by the respective persons pursuant to Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC").

NAME AND ADDRESS                              AMOUNT OF
OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP    PERCENT OF CLASS
-------------------                      --------------------    ----------------
Berkshire Hathaway, Inc.(a)............       6,500,000               14.98%
1440 Kiewit Plaza
Omaha, NE 68131
Southeastern Asset Management,
  Inc.(b)..............................       6,415,000               14.78%
6410 Poplar Avenue
Memphis, TN 38119
Knauf International GmbH(c)............       4,300,878                9.91%
Am Bahnhof 7
97346 Iphofen
Federal Republic of Germany
Barclays Global Investors, N.A.(d).....       3,270,612                7.54%
45 Fremont Street
San Francisco, CA 94105
John R. Simplot
Self-Declaration of Revocable
  Trust(e).............................       2,460,000                5.67%
999 Main Street
Boise, ID 83702

---------------
(a) Berkshire Hathaway, Inc., a Delaware corporation, reported in a group filing with Warren E. Buffett, an individual who reported that he may be deemed to control Berkshire Hathaway, Inc., OBH, Inc., a Delaware corporation, and National Indemnity Company, a Nebraska insurance corporation, the beneficial ownership of 6,500,000 shares, each with shared voting and dispositive power with respect to all such shares.

(b) Southeastern Asset Management, Inc., an investment adviser to Longleaf Partners Small-Cap Fund, a series of Longleaf Partners Funds Trust, reported in a group filing that it was the beneficial owner of 6,415,000 shares, having shared voting and dispositive power with Longleaf Partners Small-Cap Fund with respect to 3,061,900 shares and no voting power with respect to 980,000 shares. Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern Asset Management, Inc., joined in the filing solely in the event he could be deemed to be a controlling person of that firm, which control he disclaimed.

 (c) Knauf International GmbH, a corporation organized under the laws of the German Federal Republic, reported in an initial Schedule 13D filing that it was the beneficial owner of 4,300,878 shares, with sole voting and dispositive power with respect to all such shares.

(d) Barclays Global Investors, N.A., a national banking association, reported that it and affiliated banks held 3,270,612 shares in trust accounts for the economic benefit of the beneficiaries of those accounts, with sole voting power with respect to 2,909,645 such shares and sole dispositive power with respect to all such shares.

(e) The John R. Simplot Self-Declaration of Revocable Trust reported that it was the beneficial owner of 2,460,000 shares. As trustee of the Trust, Mr. Simplot has sole voting and dispositive power with respect to 2,360,000 shares owned by the Trust and shared voting and dispositive power with Donald J. and Scott R. Simplot with respect to 100,000 shares held by the J.R. Simplot Foundation, in which the Messrs. Simplot disclaim any beneficial interest. The filing also indicates that S-Sixteen Limited Partnership, an Idaho partnership of which the J.R. Simplot Foundation is a general partner, beneficially owns 170,000 shares with sole voting and dispositive power with respect to all such shares.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently is composed of 11 directors, divided into three classes, two of which currently have four members each, the other having three members. Each class is elected for a three-year term. One class of three directors will be elected at the annual meeting of stockholders on May 9, 2001. The remaining classes will be elected in 2002 and 2003, respectively.

     The three candidates nominated by the Board of Directors for election as directors at the annual meeting of stockholders on May 9, 2001, are identified below. If any nominee identified below should for any reason become unavailable prior to the meeting, which the Board of Directors does not anticipate, the Board of Directors prior to the meeting will either (i) reduce the size of the Board to eliminate the position for which that person was nominated, or (ii) nominate a new candidate in place of any such person and vote in favor of the new candidate all shares represented by proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld.

     A provision in the Corporation's by-laws requires that a person serving both as a director and an officer shall not continue to serve as a director beyond the date such person ceases to be an officer. Another by-law provision requires that a director who is not an officer or employee retire from Board service at the end of the first annual meeting of stockholders following such director's 70th birthday.

     Information shown for nominees and directors has been furnished to the Corporation by such nominees and directors.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                    FOR A THREE-YEAR TERM TO EXPIRE IN 2004

     LAWRENCE M. CRUTCHER, 58, Managing Director (since 1990) of Veronis Suhler, investment bankers. Mr. Crutcher has been a director of the Corporation since May 1993 and is a member of the Board's Finance and Corporate Affairs Committees.

     WILLIAM C. FOOTE, 50, Chairman (since April 1996), President (since August
1999) and Chief Executive Officer (since January 1996); President and Chief Operating Officer (January 1994-December 1995); President (January 1996-June
1997). He joined the Corporation in January 1984. Mr. Foote is a director of GATX Corporation and Walgreen Co. He also serves as a director of Northwestern Memorial Hospital and as a trustee of the Museum of Science and Industry. He has been a director of the Corporation since March 1994, and chairs the Board's Executive Committee.

     JUDITH A. SPRIESER, 47, Chief Executive Officer (since September 2000) of Transora, Inc., business-to-business transaction site for the global consumer products industry. Ms. Sprieser was with Sara Lee Corporation, packaged food and consumer products, from 1987 to 2000 and served as its Executive Vice President and the chief executive officer of its foods and foodservice segments (1999-
2000), Executive Vice President and Chief Financial Officer (1998-1999), and Senior Vice President and Chief Financial Officer (1994-1998). She also is a director of Transora, Inc., the Chicago Network, and Allstate Insurance Company, and a trustee of Northwestern University. Ms. Sprieser has been a director of the Corporation since February 1994, and is a member of the Board's Compensation and Organization and Finance Committees and chairs its Audit Committee.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED
                                     ABOVE.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

     ROBERT L. BARNETT, 60, President, Commercial Governmental and Industrial Solutions Sector, Motorola Corporation (since July 1998); President, Land Mobile Products Sector, Motorola Corporation (1997-1998); Vice President and General Manager, iDEN Group, Motorola Corporation (1995-1997). He is a director of Johnson Controls, Inc. and Central Vermont Public Service Corporation, and is a member of the Advisory Council of the Robert R. McCormick School of Engineering and Applied Science at Northwestern University and of the Illinois University Electrical Engineering and Computer Science Industrial Advisory Board. He is affiliated with the Institute of Electrical and Electronics Engineers. Mr. Barnett has been a director of the Corporation since May 1990, is a member of the Board's Audit Committee and Committee on Directors, and chairs its Corporate Affairs Committee.

     DAVID W. FOX, 69, retired Chairman and Chief Executive Officer (1990-1995) and President (1987-1993) of Northern Trust Corporation and The Northern Trust Company, banking and financial services. Mr. Fox is a past director of The Federal Reserve Bank of Chicago and the Chicago Central Area Committee, a past Governor and Chairman of the Chicago Stock Exchange, a director and past Chairman of Northwestern Memorial Hospital, and a trustee of the Adler Planetarium, The Orchestral

Association, and DePaul University. Mr. Fox has been a director of the Corporation since May 1987, is a member of the Board's Executive and Finance Committees and its Committee on Directors, and chairs its Compensation and Organization Committee.

     VALERIE B. JARRETT, 44, Executive Vice President (since 1995) of The Habitat Company. Ms. Jarrett is the Chair of the Board of Directors of the Chicago Transit Authority and a director of the Regional Transportation Authority (Illinois). She is a Governor of the Chicago Stock Exchange and a director of the Metropolitan Planning Council, The German Marshall Fund, The University of Chicago Laboratory Schools, the Southeast Chicago Commission, and The Fund for Community Redevelopment and Revitalization. Ms. Jarrett is a trustee of the Museum of Science and Industry, the University of Chicago, University of Chicago Hospitals, Windows to the World Communications, Inc., and Harris Insight Funds. She is also a member of the Visiting Committee of the University of Chicago School of Public Policy. Ms. Jarrett has been a director of the Corporation since August 1998, and is a member of the Board's Compensation and Organization and Corporate Affairs Committees and its Committee on Directors.

     MARVIN E. LESSER, 59, Managing Partner (since 1993) of Sigma Partners, L.P., a private investment partnership. He is President (since 2000) of Alpina Management, L.L.C., an investment advisor, and a director of St. Moritz 2000 Fund, Ltd. Mr. Lesser also has been a private consultant since 1992. He is a Trustee and past Chair of the Seacoast Area Chapter (New Hampshire and Maine) of the American Red Cross. Mr. Lesser has been a director of the Corporation since May 1993, and is a member of the Board's Audit and Finance Committees and its Committee on Directors.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

     KEITH A. BROWN, 49, President (since 1987) of Chimera Corporation, a private management holding company. He is a director of Myers Industries, Inc. Mr. Brown has been a director of the Corporation since May 1993, and is a member of the Board's Audit, Finance and Corporate Affairs Committees and chairs its Committee on Directors.

     JAMES C. COTTING, 67, retired Chairman (1987-1996) and Chief Executive Officer (1987-1995) of Navistar International Corporation, truck and diesel engine manufacturing and financial services. Mr. Cotting is a member of the Board of Governors of the Chicago Stock Exchange. Mr. Cotting has been a director of the Corporation since 1987, is a member of the Board's Executive and Corporate Affairs Committees and its Committee on Directors and chairs its Finance Committee.

     W. DOUGLAS FORD, 57, Chief Executive, Refining & Marketing, of BP Amoco p.l.c. (since 1999); Executive Vice President of BP Amoco p.l.c. and its predecessor, Amoco Corporation (1993-1999). He is also a managing director of BP Amoco p.l.c. Mr. Ford was elected a director of the Corporation in November 1996, and is a member of the Board's Executive, Compensation and Organization and Corporate Affairs Committees and its Committee on Directors.

     JOHN B. SCHWEMM, 66, retired Chairman (1983-1989) and Chief Executive Officer (1983-1988) of R.R. Donnelley & Sons Company, commercial and financial printing. He is a director of

Walgreen Co. and William Blair Mutual Funds and a Life Trustee of Northwestern University. Mr. Schwemm has been a director of the Corporation since May 1988, and is a member of the Board's Executive, Audit and Compensation and Organization Committees and its Committee on Directors.

     The Board of Directors held seven meetings during 2000, and the standing committees of the Board of Directors held an aggregate of 19 meetings during the year. Each director attended at least 75% of the aggregate number of meetings in 2000 of the Board of Directors and the Board committees on which he or she served.

Committees of the Board of Directors

     The Board of Directors has established an Executive Committee, consisting of Mr. Foote, as Chairman, and Messrs. Cotting, Ford, Fox and Schwemm, which, to the extent permitted by law, is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Corporation between board meetings. The Executive Committee did not meet in 2000. The other standing committees of the Board of Directors are the Audit, Compensation and Organization, Finance and Corporate Affairs Committees, and the Committee on Directors.

     The Audit Committee has ongoing responsibilities to assist the Board of Directors in monitoring the integrity of the financial statements of the Corporation, the Corporation's compliance with financial reporting, legal and statutory requirements, and the independence and performance of the Corporation's internal and external auditors. The Committee selects and employs on behalf of the Corporation, subject to ratification by the stockholders, a firm of independent public accountants to audit the Corporation's books and accounts for the applicable year, which firm is ultimately accountable to the Committee and the Board of Directors. The Committee's charter as adopted by the Board of Directors is set forth in full as Annex A. The Committee members are Judith A. Sprieser, Chair, Robert L. Barnett, Keith A. Brown, Marvin E. Lesser, and John B. Schwemm, each of whom meets the independence requirements of the New York Stock Exchange ("NYSE"), on which the Common Stock is listed. The Audit Committee held four meetings during 2000.

     The Compensation and Organization Committee reviews and makes recommendations to the Board of Directors with respect to management organization, succession and development programs, and the election of Corporation officers. The Committee reviews and approves Corporation officers' salaries, incentive compensation, and bonus awards. The Committee, or a subcommittee thereof, also makes the decisions required by a committee of the Board of Directors under all stock option and restricted and deferred stock plans which the Corporation has adopted or may adopt and approves and reports to the Board of Directors changes in salary ranges for all major position categories and changes in Corporation retirement plans, group insurance plans, investment plans, and management incentive compensation, bonus, and other benefit plans. The members of the Committee are David W. Fox, Chair, W. Douglas Ford, Valerie B. Jarrett, John B. Schwemm and Judith A. Sprieser. The Compensation and Organization Committee held three meetings during 2000.

     The Finance Committee provides review and oversight of and makes recommendations to the Board of Directors on the Corporation's financing requirements and programs to obtain funds; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expendi-tures budgets; relationships and communications with banks, other lenders and creditors, and stockholders; dividend policy; and acquisitions, divestitures, and significant transactions affecting the Corporation's capital structure and ownership. The Committee reports periodically to the Board on the funding and investment performance of qualified pension plans of the Corporation and its subsidiaries and authorizes necessary or desirable changes in actuarial assumptions for funding those pension plans. The Committee also considers such other matters as may be referred to it from time to time by the Board. The Committee members are James C. Cotting, Chair, Keith A. Brown, Lawrence M. Crutcher, David W. Fox, Marvin E. Lesser and Judith A. Sprieser. The Finance Committee held six meetings during 2000.

     The Corporate Affairs Committee reviews and recommends policies and programs important to the Corporation's position with those various constituencies whose understanding and goodwill are necessary to the Corporation's success. It reports periodically to the Board on the Corporation's activities in fulfilling its social responsibilities and complying with public policy. The members of the Committee are Robert L. Barnett, Chair, Keith A. Brown, James C. Cotting, Lawrence M. Crutcher, W. Douglas Ford and Valerie B. Jarrett. The Committee held two meetings in 2000.

     The Committee on Directors makes recommendations to the Board of Directors concerning the size and composition of the Board and committees of the Board, recommends nominees for election or reelection as directors, and considers other matters pertaining to Board membership such as benefits and compensation of non-employee directors. The members of the Committee are Keith A. Brown, Chair, Robert L. Barnett, James C. Cotting, W. Douglas Ford, David W. Fox, Valerie B. Jarrett, and Marvin E. Lesser. The Committee held four meetings during 2000.

     The Committee on Directors will consider recommendations from Corporation stockholders of director nominee candidates. Such recommendations must be in writing and must include a brief account of the individual's business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which that individual is a director. Such recommendations should be sent to the Committee on Directors, attention of the Corporate Secretary, at the principal office of the Corporation. Recommendations may be submitted at any time but will not be considered by the Committee in connection with the annual meeting of a given year unless received on or before December 1 of the prior year.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information known to the Corporation regarding the beneficial ownership of Common Stock as of the Record Date by each current director and each of the five most highly compensated executive officers of the Corporation in 2000, and by all current directors and executive officers of the Corporation as a group (26 persons). Such information is derived from the filings made with the SEC by such persons under Section 16(a) of the Securities Exchange Act of 1934, as amended, and subsequent information received by the Corporation. The totals include any shares that such individuals have the right to acquire within 60 days of the Record Date through the exercise of stock options, restricted stock subject to risk of forfeiture, and any shares allocated to the accounts of those individuals under the USG Corporation Investment Plan.

                                               SHARES BENEFICIALLY    OPTION SHARES     TOTAL AND
                                                OWNED, EXCLUDING       EXERCISABLE      PERCENT OF
                    NAME                          OPTIONS(A)(B)       WITHIN 60 DAYS     CLASS(F)
                    ----                       -------------------    --------------    ----------
Robert L. Barnett............................          4,880                  --            4,880
Edward M. Bosowski...........................         36,731              57,500           94,231
Keith A. Brown(c)............................        139,546                  --          139,546
James C. Cotting.............................          4,542                  --            4,542
Lawrence M. Crutcher(d)......................         11,832                  --           11,832
Richard H. Fleming...........................         64,615             126,000          190,615
William C. Foote(e)..........................        122,360             175,000          297,360
W. Douglas Ford..............................          2,661                  --            2,661
David W. Fox.................................          6,778                  --            6,778
Valerie B. Jarrett...........................          3,551                  --            3,551
Marvin E. Lesser.............................          5,661                  --            5,661
John H. Meister..............................         43,237              56,500           99,737
Daniel N. Nootens............................         18,812              61,000           79,812
John B. Schwemm..............................          5,163                  --            5,163
Judith A. Sprieser...........................          3,725                  --            3,725
All directors and executive officers as a
group (26 persons), including those directors
and executives named above...................        677,245             678,000        1,355,245

---------------
(a) Includes restricted stock grants to executive officers subject to risk of forfeiture, as follows: Mr. Bosowski, 28,000 shares; Mr. Fleming, 40,000 shares; Mr. Foote, 70,000 shares; Mr. Meister, 31,000 shares; Mr. Nootens, 15,000 shares; all executive officers as a group: 359,000 shares.

(b) Includes deferred stock units under the Stock Compensation Program for Non-Employee Directors, as follows: Mr. Cotting, 1,538 units; Ms. Jarrett, 3,100 units, and Mr. Lesser, 2,830 units. See "Director Compensation" below.

(c)  Includes 135,715 shares held by trusts of which Mr. Brown is a trustee.

(d) Includes 5,990 shares held by Mr. Crutcher as trustee for the benefit of his adult children in which shares he disclaims beneficial ownership.

(e) Includes 5,000 shares held by Mr. Foote's spouse, Kari H. Foote, and 400 shares held for the benefit of his minor children, in which shares he disclaims beneficial ownership.

(f) Total beneficial ownership of 1,355,245 shares of Common Stock by members of the group identified above represents approximately 3.1% of total outstanding shares of Common Stock; no individual holding within such group exceeded approximately 0.7% of total outstanding shares.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's executive officers, directors and 10% owners file reports of ownership and changes of ownership of Common Stock with the SEC and the New York Stock Exchange. Based on a review of copies of such reports provided to the Corporation during 2000, the Corporation believes that all filing requirements were met during such year.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The discussion that follows has been prepared based on the actual compensation paid and benefits provided by the Corporation to the five most highly compensated executive officers of the Corporation (collectively, the "Named Executives" ), for services performed during 2000 and the other periods indicated. This historical data is not necessarily indicative of the compensation and benefits that may be provided to such persons in the future.

                           SUMMARY COMPENSATION TABLE

     The following table summarizes for the years indicated the compensation awarded to, earned by or paid to the Named Executives for services rendered in all capacities to the Corporation and its subsidiaries.

                                                                              LONG-TERM COMPENSATION
                                                                    -------------------------------------------
                                         ANNUAL COMPENSATION               AWARDS                 PAYOUTS
                                    -----------------------------   ---------------------   -------------------
                                                           OTHER
                                                          ANNUAL    RESTRICTED                        ALL OTHER
                                                          COMPEN-     STOCK      OPTIONS/    LTIP      COMPEN-
         NAME AND                    SALARY     BONUS     SATION      AWARDS       SARS     PAYOUTS    SATION
    PRINCIPAL POSITION       YEAR     ($)       ($)(A)    ($)(B)      ($)(C)       (#)        ($)      ($)(D)
---------------------------  ----   --------   --------   -------   ----------   --------   -------   ---------
William C. Foote             2000    808,334    193,463    69,729           --    20,000      --        21,759
  Chairman, President        1999    712,500    779,773    60,628    1,541,250    20,000      --        98,722
  and CEO                    1998    637,500    524,615    50,997      724,687    35,000      --        75,259

Richard H. Fleming           2000    370,000     62,813        --           --     8,000      --         8,588
  Executive Vice President   1999    340,833    265,046        --      616,500     8,000      --        43,835
  and Chief Financial        1998    316,667    208,480        --      883,812    15,000      --        32,525
  Officer
John H. Meister              2000    309,170    117,825        --           --     6,000      --         5,805
  Senior Vice President;     1999    253,333    137,022        --      582,625     4,000      --        31,303
  President, Building        1998    216,667    138,937        --      386,500     7,000      --        21,285
  Systems
Edward M. Bosowski           2000    320,000     55,275        --           --     6,000      --         6,796
  Senior Vice President,     1999    258,333    192,257        --      582,625     4,000      --        31,012
  Marketing and Corporate    1998    221,667    130,299        --      386,500     7,000      --        21,623
  Strategy; President,
  International
Daniel J. Nootens            2000    271,675     41,205        --           --     4,000      --         5,854
  Senior Vice President and  1999    247,500    165,262        --      308,250     4,000      --        29,564
  Chief Technology Officer   1998    233,167    122,988        --      347,000     8,000      --        21,757

---------------
(a) Reflects payments arising from cash award opportunities under the Corporation's Annual Management Incentive Program. The amounts shown are taken into account for purposes of computing benefits under the Corporation's retirement plans.

(b) Mr. Foote's Other Annual Compensation included $14,400 in automobile allowance in 1998; no other Named Executive had perquisites and other personal benefits aggregating the lesser of either $50,000 or 10 percent of salary and bonus for 2000, 1999, or 1998.

(c) Indicated amounts arise from performance-based restricted stock awards to each of the Named Executives on January 2, 1999 and January 2, 1998, respectively, the grant of a time-vested restricted stock award of 10,000 shares to Mr. Fleming on February 11, 1998, the grant of time-vested restricted stock awards of 5,000 shares each to Messrs. Meister and Bosowski on February 10, 1999, and January 2, 1998, respectively, and the grant of a time-vested restricted stock award of 3,000 shares to Mr. Nootens on June 11, 1998. Performance-based restricted stock awards to the Named Executives on January 2, 2000, are described in the chart below titled "Long-Term

    Incentive Plans-Awards in Last Fiscal Year." The aggregate restricted stock holdings of each of the Named Executives as of December 31, 2000, and the value of such holdings on such date, are as follows: Mr. Foote, 75,000 shares, $1,687,500; Mr. Fleming, 41,000 shares, $922,500; Mr. Meister,
    29,000 shares, $652,500; Mr. Bosowski, 29,000 shares, $652,500; and Mr.
    Nootens, 19,000 shares, $427,500. Such restricted stock is eligible for any dividend paid on shares of Common Stock. In addition to such restricted stock awards, the Named Executives were granted the nonqualified stock options described in the chart below titled "Option/SAR Grants in Last Fiscal Year" on January 2, 2000. Performance-based restricted stock awards made on January 2, 1998, were not earned as the result of non-attainment of requisite performance criteria (cumulative USG shareholder return in relation to a group of 15 building material companies for the three fiscal years ended December 31, 2000), and resulted in forfeitures on February 13, 2001, as follows: Mr. Foote, 15,000 shares; Mr. Fleming, 7,000 shares; Mr. Meister, 3,000 shares; Mr. Bosowski, 3,000 shares; Mr. Nootens, 4,000 shares; and all executive officers as a group (16 persons), 46,000 shares.

(d) All other Compensation for the Named Executives for each year consisted solely of matching contributions from the Corporation to defined contribution plans.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(a)

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                                                                             AT ASSUMED
                                                                                            ANNUAL RATES
                                                    INDIVIDUAL GRANTS                      OF STOCK PRICE
                                   ---------------------------------------------------    APPRECIATION FOR
                                    SECURITIES     % OF TOTAL                              OPTION TERM(c)
                                    UNDERLYING    OPTIONS/SARS                           -------------------
                                   OPTIONS/SARS    GRANTED TO    EXERCISE
                                     GRANTED       EMPLOYEES      PRICE     EXPIRATION
              NAME                    (#)(B)        IN 2000       ($/SH)       DATE       5%($)     10%($)
---------------------------------  ------------   ------------   --------   ----------   -------   ---------
William C. Foote.................     20,000          6.17        46.14       1/2/10     580,344   1,470,706
Richard H. Fleming...............      8,000          2.47        46.14       1/2/10     232,138     588,282
John H. Meister..................      6,000          1.85        46.14       1/2/10     174,103     441,212
Edward M. Bosowski...............      6,000          1.85        46.14       1/2/10     174,103     441,212
Daniel J. Nootens................      4,000          1.23        46.14       1/2/10     116,069     294,141

---------------
(a) No SARs were granted in 2000, and no SARs have been granted or are outstanding under any of the Corporation's long-term equity plans with outstanding awards.

(b) Options granted on January 2, 2000, at an exercise price equal to the average of the closing prices of a share of Common Stock on the NYSE composite tape during the ten trading day period beginning five trading days prior to the date of grant and ending on the fourth trading day after the date of grant. These options become exercisable on the second anniversary of the date of the grant and expire on the tenth anniversary of the date of grant except in the case of retirement, death, disability termination without cause, in which case they expire on the earlier of the fifth anniversary of such event or the expiration of the original option term.

(c) Assumes appreciation in value from the date of grant to the end of the option term, at the indicated annual rate compounded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(a)

                                                                NUMBER OF SECURITIES
                                   NUMBER OF                         UNDERLYING               VALUE OF UNEXERCISED
                                     SHARES                   UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                   UNDERLYING                    AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                    OPTIONS       VALUE      ---------------------------   ---------------------------
                                   EXERCISED     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              NAME                    (#)          ($)           (#)            (#)            ($)            ($)
---------------------------------  ----------   ----------   -----------   -------------   -----------   -------------
William C. Foote.................     0             0          155,000        40,000           15,625        0
Richard H. Fleming...............     0             0          118,000        16,000          439,063        0
John H. Meister..................     0             0           52,500        10,000            5,625        0
Edward M. Bosowski...............     0             0           53,500        10,000            6,250        0
Daniel J. Nootens................     0             0           57,000         8,000          253,125        0

---------------
(a) No SARs were outstanding as of December 31, 2000.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                             ESTIMATED FUTURE PAYOUTS
                                                                                 UNDER NON-STOCK
                                                                                PRICE-BASED PLANS
                                                          PERFORMANCE     ------------------------------
                                             NUMBER OF    PERIOD UNTIL    THRESHOLD    TARGET    MAXIMUM
NAME                                         SHARES(A)       PAYOUT          (#)        (#)        (#)
----                                         ---------    ------------    ---------    ------    -------
William C. Foote...........................   30,000        12/31/02       15,000      22,500     30,000
Richard H. Fleming.........................   12,000        12/31/02        6,000       9,000     12,000
John H. Meister............................   10,000        12/31/02        5,000       7,500     10,000
Edward M. Bosowski.........................   10,000        12/31/02        5,000       7,500     10,000
Daniel J. Nootens..........................    6,000        12/31/02        3,000       4,500      6,000

---------------
(a) Performance-based restricted stock awards on January 2, 2000, up to 100% of which may be earned after three fiscal years based on cumulative shareholder return (including reinvestment of dividends) of the Corporation in relation to a peer group of 12 building materials companies. A threshold return at the 50th percentile is required for a 50% payout, at the 60th percentile for a 75% payout, and at the 70th percentile or better for a 100% payout. The awards provide for pro rata vesting in the event of death, disability, retirement, or discharge without cause. Such restricted stock is eligible for any dividend paid on shares of Common Stock.

Employment Agreements

     In order to assure continued availability of services of the Named Executives, the Corporation has entered into employment agreements (the "Employment Agreements") with such Named Executives that have a current term expiring on December 31, 2002, and which will automatically renew for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the then current term.

     The Employment Agreements provide for minimum annual salaries at the then current rate to be paid at normal pay periods and at normal intervals to such Named Executives, with the minimum annual salaries deemed increased concurrently with salary increases authorized by the Compensation and Organization Committee of the Board of Directors. The Employment Agreements require that each such Named Executive devotes full attention and best efforts during the term of such agreement to the performance of assigned duties. A Named Executive discharged without cause or constructively discharged by the Corporation during the term of an Employment Agreement may elect to be treated as a continuing employee under such agreement, with salary continuing at the minimum rate specified in such agreement or at the rate in effect at the time of discharge, if greater, for the balance of the term of the Employment Agreement or for a period of two years, whichever is greater. In the event of any such salary continuation, certain benefits will be continued at corresponding levels and for the same period of time. The Corporation is obligated to reimburse a Named Executive for all reasonable legal fees incurred in order to enforce an Employment Agreement for a right or benefit wrongfully denied by the Corporation. If a Named Executive becomes disabled during the term of an Employment Agreement, compensation continues for the unexpired term of the Employment Agreement at the rate in effect at the inception of the disability. In the event of a Named Executive's death during the term of an Employment Agreement, one-half of the full rate of compensation in effect at the time of death will be paid to the Named Executive's beneficiary for the remainder of the unexpired term of the Employment Agreement.

     Each such Named Executive has undertaken, during the term of such Employment Agreement and for a period of 18 months thereafter, not to (i) participate, directly or indirectly, in any enterprise that competes with the Corporation or any of its subsidiaries in any line of products in any region of the United States, or (ii) interfere in any way with the relationship between the Corporation and any of its employees or any person or entity doing business with it. Each such Named Executive has also agreed not to, at any time, use for personal benefit or the benefit of others or disclose to others any of the Corporation's confidential information except as required by the performance of duties under an Employment Agreement.

Termination Compensation Agreements

     The Corporation is a party to termination compensation agreements with the Named Executives that have a current term expiring on December 31, 2002, and which will automatically renew for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the then current term. A Named Executive's agreement terminates upon retirement.

     The agreements provide certain benefits in the event of a "change in control" and termination of employment within three years thereafter or prior to the Named Executive attaining age 65, whichever is earlier, but only if such termination occurs under one of several sets of identified circumstances. Such circumstances include termination by the Corporation other than for "cause" and termination by the Named Executive for "good reason." Each "change in control" will begin a new three-year period for the foregoing purposes. For purposes of the agreements: (i) a "change in control" is deemed to have occurred, in general, if any person or group of persons acquires beneficial ownership of 20% or more of the combined voting power of the Corporation's then outstanding voting securities, if there is a change in a majority of the members of the Board within a two-year period and in certain other events; (ii) the term "cause" is defined as, in general, the willful and continued failure by the Named Executive substantially to perform his or her duties after a demand for substantial performance has been delivered or the willful engaging of the Named Executive in misconduct which is materially injurious to the Corporation; and (iii) "good reason" for termination by a Named Executive means, in general, termination subsequent to a change in control based on specified changes in the Named Executive's duties, responsibilities, titles, offices or office location, compensation levels and benefit levels or participation.

     The benefits include payment of full base salary through the date of termination at the rate in effect at the time of notice of termination, payment of any unpaid bonus for a past fiscal year and pro rata payment of bonus for the then current fiscal year, and continuation through the date of termination of all stock ownership, purchase and option plans and insurance and other benefit plans. In the event of a termination giving rise to benefits under the agreements, the applicable Named Executive will be entitled to payment of a lump sum amount equal to 2.99 times the sum of (i) the then annual base salary, computed at 12 times the then current monthly pay and (ii) the full year position par bonus for the then current fiscal year, subject to all applicable federal and state income taxes. In the event such lump sum payment would constitute a "parachute payment" under the Internal Revenue Code, it may be decreased by the smallest amount that would eliminate such parachute payment unless the decrease would be 10% or more of the payment, in which case it shall not be decreased but rather increased by a gross-up amount to provide for applicable federal excise taxes related to such payment. The Corporation is required to maintain in full force and effect until the earlier of (i) three years after the date of any termination that gives rise to benefits under any of the agreements and (ii) commencement by the Named Executive of full-time employment with a new employer, all employee welfare plans and arrangements in which the Named Executive was entitled to participate immediately prior to termination in a manner which would give rise to benefits under the agreements, provided that if such participation is barred, the Corporation will be obligated to provide substantially similar benefits. In the event of any termination giving rise to benefits under the agreements, the Corporation is required to credit the applicable Named Executive with three years of benefit and credited service in addition to the total number of years of benefit and credited service the Named Executive accrued under the USG Corporation Retirement Plan. See "Retirement Plans" below. A Named Executive with a total of less than five years of credited service following such crediting will nonetheless be treated as if fully vested under that Plan, but with benefits calculated solely on the basis of such total benefit service.

     The Corporation is obligated to reimburse all legal fees and expenses incurred by a Named Executive as a result of a termination that gives rise to benefits under an agreement, including all fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided under such agreement. No amounts are payable under such agreements if the Named Executive's employment is terminated by the Corporation for "cause" or if the Named Executive terminates his employment, and "good reason" does not exist.

     Immediately upon any change in control, the Corporation will establish a so-called "rabbi trust" to provide a source of payment for benefits payable under such agreements and will immediately thereafter deposit with the trustee under such trust an amount reasonably estimated to be potentially payable under all such agreements. In the event that the assets of such trust prove insufficient to provide for benefits payable under all such agreements, the shortfall would be paid directly by the Corporation from its general assets.

Retirement Plans

     The following table shows the annual pension benefits on a straight-life annuity basis for retirement at normal retirement age under the terms of the Corporation's contributory retirement plan (the "Retirement Plan"), before the applicable offset of one-half of the primary Social Security benefits at time of retirement. The table has been prepared for various compensation classifications and representative years of benefit service under the Plan. Each participating employee contributes towards the cost of his or her retirement benefit. Retirement benefits are based on the average rate of annual covered compensation during the three consecutive years of highest annual compensation in the 15 years of employment immediately preceding retirement. Participants become fully vested after five years of continuous credited service.

                             RETIREMENT PLAN TABLE

                                         YEARS OF BENEFIT SERVICE
       COVERED          ----------------------------------------------------------
     COMPENSATION          20          25          30          35           40
     ------------       --------    --------    --------    --------    ----------
$ 200,000.............  $ 64,000    $ 80,000    $ 96,000    $112,000    $  128,000
   400,000............   128,000     160,000     192,000     224,000       256,000
   600,000............   192,000     240,000     288,000     336,000       384,000
   800,000............   256,000     320,000     384,000     448,000       512,000
 1,000,000............   320,000     400,000     480,000     560,000       640,000
 1,200,000............   384,000     480,000     576,000     672,000       768,000
 1,400,000............   448,000     560,000     672,000     784,000       896,000
 1,600,000............   512,000     640,000     768,000     896,000     1,024,000

     The Named Executives participate in the Retirement Plan. The full years of continuous credited service of the Named Executives at December 31, 2000, were as follows: Mr. Foote, 17; Mr. Fleming, 27; Mr. Meister, 19; Mr. Bosowski, 24; and Mr. Nootens, 38. Compensation under the Retirement Plan includes salary and cash incentive compensation for the year in which payments are made.

     Pursuant to a supplemental retirement plan, the Corporation has undertaken to pay any retirement benefits otherwise payable to certain individuals, including the Named Executives, under the terms of the Corporation's contributory Retirement Plan but for provisions of the Internal Revenue Code limiting amounts payable under tax-qualified retirement plans in certain circumstances. The Corporation has established a so-called "rabbi trust" to provide a source of payment for benefits under this supplemental plan. Amounts are deposited in this trust from time to time to provide a source of payments to participants as they retire, as well as for periodic payments to certain other retirees. In addition, the Corporation has authorized establishment by certain individuals, including the Named Executives, of grantor trusts owned by such individuals to hold accrued benefits under the supplemental plan as a means of securitizing such benefits.

Director Compensation

     Directors who are not employees of the Corporation are currently entitled to receive a retainer of $6,500 per quarter plus a fee of $1,200 for each Board or Board committee meeting attended, together with reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings. A non-employee director chairing a committee is entitled to receive an additional retainer of $1,000 per quarter for each such chair. The third quarter retainer is paid in common stock of the Corporation having a value of $6,500. Directors may elect to receive some or all of the retainers for the other three quarters, as well as meeting fees and chair retainers, in cash or in the form of deferred stock units which will increase or decrease in value in direct relation to shares of Common Stock and be paid in cash upon termination of Board service ("Deferred Stock Units"). Additional fees for pre-meeting consultations may be paid as applicable to non-employee directors, with the amount of such fees to bear a reasonable relationship to the regular meeting fee of $1,200 and the customary length of a meeting of the Board committee involved. Non-employee directors also receive an annual grant of 500 shares of common stock (prorated in the event of less than one year's service) on July 1 each year. Directors may elect to defer such annual grants into Deferred Stock Units. No director of the Corporation has received any compensation of any kind for serving as a director while also serving as an officer or other employee of the Corporation or any of its subsidiaries.

               COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation and Organization Committee of the Board of Directors (the "Committee"), which is composed entirely of independent, non-employee directors, has overall responsibility for the Corporation's executive compensation programs. The Committee approves the policy and design of all compensation plans covering executive officers and approves performance goals, position values, base salary ranges and increases, incentive opportunity awards and payouts, stock-based awards and related executive compensation issues.

     The Corporation's executive compensation strategy has been designed to reward executives who plan and lead the Corporation in achieving its financial and strategic business objectives. Accordingly, executive compensation programs are developed and administered to promote the linkage of pay to corporate performance and the alignment of the interests of the Corporation's executives with that of its stockholders. This philosophy encompasses the following guiding principles:

        1. A significant portion of the total compensation opportunity is variable and dependent upon the Corporation's annual and long-term business and financial performance.

        2. Compensation programs are designed to drive and reinforce the attainment of short-term operational objectives through annual incentive cash awards and longer-range strategic initiatives through a long-term equity program. Compensation levels are increased when established performance goals are exceeded and reduced when established targets are not achieved.

        3. The programs provide overall compensation opportunities that are at competitive levels with comparably sized industrial companies.

     The components of the Corporation's executive compensation program comprise base salary, annual incentive cash awards, and a long-term equity program.

     Each year, the Committee conducts a comprehensive evaluation of the Corporation's executive compensation programs. For 2000, the Committee compared the Corporation's salary incentive programs with participant information from five national compensation surveys with survey populations of 400 to 1300 companies (of which 65 to 170 were industrial companies with similar annual revenues of approximately $3 billion). The Committee also reviewed annualized option grant values and cash incentive programs of a peer group of over 500 organizations. (The peer groups reviewed for compensation purposes are significantly broader than the Building Materials Group used in the graph of cumulative stockholder return included in this proxy statement, with any overlapping coincidental. The former groups are utilized to assess compensation practices and trends among other corporations generally, and comparably sized companies specifically, with which the Corporation competes for executive talent, while the latter group was selected to reflect business compatibility in stockholder return comparisons.) In addition, the Committee considers recommendations from the Corporation's Human Resources Department, which works closely with independent compensation consultants. In reviewing the compensation of executives other than the Chief Executive Officer, the Committee also considers the Chief Executive Officer's counsel and recommendations.

Base Salaries

     Except for the 17 most senior positions, salary ranges are established for each managerial position, and the amount and timing of individual manager salary increases vary based upon performance rating and contribution, current salary relative to midpoint for the established salary range, career progress and the annual salary budget allotment.

     Internal market rates, in lieu of salary ranges, are utilized as managing points for the base salaries of the 17 most senior executive positions. The Committee believes that the use of internal market rates, given the uniqueness of the applicable positions, enhances flexibility in executive salary administration. External market rates for each of the positions at the approximate 60th percentile of salaries for comparable positions were determined using survey data from independent compensation consultants. An internal market rate is then established for each position either at, below or above the external rate based on relevant internal factors including impact on the Corporation and relative scope of the position. Internal market rates for all applicable positions are reviewed by the Committee annually and adjusted, if warranted by personal performance, job description and external market rates, as of a common date.

Annual Incentive Cash Awards

     The Corporation's executive officers are eligible for annual incentive cash awards under the provisions of the Annual Management Incentive Program. Approximately 250 officers and managers with position values above a specified threshold were eligible to participate in the program in 2000. The program provides for cash awards based upon the achievement of established, quantifiable operational and financial objectives designed to enhance the Corporation's overall performance. A lesser incentive award is paid for goal achievement above threshold but below target and an increased incentive award is paid for goal achievement above target. Each Named Executive has an annual incentive opportunity (target) which is expressed as a percentage of annualized salary and varies with the participant's level of management accountability. Program measurements for 2000 were based upon an income goal and the attainment of strategic focus objectives derived from the formal planning process. Actual income goal achievement may result in an upward or downward adjustment to the portion of the award based on goal income. A third step in the award calculation provides for an adjustment, either upward or downward, for personal performance (except in the case of 17 senior positions, including the Named Executives), to determine an annual management incentive award. Maximum awards are capped at 200% of target. Annual goals are reviewed and approved by the Committee. Awards are approved by the Committee following its written certification of goal attainment and are payable in cash. Corporate goal achievement for 2000 resulted in awards averaging 39% of target to the Named Executives.

Long-Term Equity Program

     Non-qualified stock options for 324,000 shares were granted in 2000 to 194 executives and senior managers, in each case at an exercise price equal to market value on the date of grant (determined as described in the chart above titled "Option/SAR Grants in Last Fiscal Year"). These options generally become exercisable in full on the second anniversary of the date of the grant. In determining individual award levels of such grants to executive officers, the Committee considered a number of objective factors, such as survey data with respect to award multiples among comparably sized corporations, and a number of subjective factors, including the individual's assigned position value, anticipated career path and performance rating. The Committee also considered survey data indicating that annualized option grant values overall as a multiple of base salary ranked in the approximate 50th percentile of surveyed companies.

     The 17 most senior executives and managers received a portion approximating 75% of their 2000 long-term equity grants in the form of performance-based restricted stock which is subject to risk of forfeiture after three years based on performance in relation to the cumulative shareholder returns of a peer group of 12 building materials companies. A shareholder return (including reinvestment of dividends) for the Corporation at the 70th percentile or better of the peer group is required for a 100% pay-out, with smaller percentile returns resulting in lower pay-outs and no pay-out for shareholder return below the 50th percentile.

Limitations On Compensation Deductibility

     The Committee has reviewed the effect on the Corporation's executive compensation programs of provisions of the Internal Revenue Code limiting the deductibility of annual compensation that is not deemed performance-based in excess of $1 million in any year by the Corporation paid to its chief executive officer and the four other most highly compensated executive officers for such year. As noted elsewhere in this report, the Committee believes in promoting the linkage of pay to corporate performance, with the parallel effect of promoting the deductibility of such performance-based compensation. Based upon such review, the Committee believes that compensation to any such executive officer in 2000 from (i) annual incentive cash awards for that year, or (ii) in connection with exercises of stock options or shares deemed earned under any award of performance-based restricted stock, will be deemed performance-based and exempt from the calculation of covered compensation subject to the deductibility limitation. It is the view of the Committee that there is no practicable action that could be taken to qualify regular salaries or other annual compensation, other than the aforementioned performance-based compensation, for such exemption under the applicable provision of the Internal Revenue Code as currently in effect.

                THE CHIEF EXECUTIVE OFFICER'S 2000 COMPENSATION

     In 2000, the compensation for William C. Foote consisted principally of (i) salary of $808,334; (ii) a 2000 annual incentive cash award of $193,463; and
(iii) long-term incentive compensation consisting of (a) a grant of a non-qualified stock option for 20,000 shares of Common Stock, and (b) an award of 30,000 shares of performance-based restricted stock.

Base Salary

     Mr. Foote's base salary as of March 1, 2000, was approved by the Committee in February 2000. The Committee set Mr. Foote's base salary at an annual rate of $825,000, an increase of $100,000 over the base salary effective on March 1, 1999, the date of his last increase. Following such increase, Mr. Foote's base salary ranked in the 56th percentile of the survey group. In determining Mr. Foote's base salary, the Committee considered the base salaries of chief executive officers of comparably sized industrial companies, the Corporation's strong operating performance in 1999, and Mr. Foote's tenure and individual performance as Chief Executive Officer, including execution of the Corporation's principal executive assignment and leadership in development of strategic and financial plans and legal affairs.

Annual Management Incentive Plan

     Mr. Foote's 2000 Annual Management Incentive Program award was determined on the basis of the Corporation's overall achievement versus previously determined goals described earlier in this report. Mr. Foote's 2000 annual incentive opportunity (target) was expressed as 70%, or $577,500, of the annualized salary for his position ($825,000) determined as discussed above. The corporate goal achievement for 2000 described earlier in this report resulted in an award of 34%, or $193,463, of target to Mr. Foote.

Long-Term Compensation

     Mr. Foote's long-term compensation in 2000 was provided by: (a) the grant of a non-qualified stock option for 20,000 shares of Common Stock; and (b) the award of 30,000 shares of performance-based restricted stock described earlier. These grants were upon the same terms, and involved the Committee's consideration of the same factors, described earlier in this report with respect to all 2000 grants.

     The Committee believes that the Corporation's executive compensation program provides competitive opportunities for executives who contribute to the success of the Corporation in achieving its financial and strategic business objectives. In 2000, the Named Executives received approximately two-thirds of their compensation from corporate performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and to monitor the effectiveness of the program, and the Committee will institute changes as it deems appropriate to promote policy goals.

     This report is submitted by the members of the Compensation and Organization Committee:

                                           David W. Fox, Chair
                                           W. Douglas Ford
                                           Valerie B. Jarrett
                                           John B. Schwemm
                                           Judith A. Sprieser

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has:

     - Reviewed and discussed the audited financial statements with management;

     - Discussed with Arthur Andersen LLP, the Corporation's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

     - Received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed with Arthur Andersen LLP its independence and has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining its independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                           Judith A. Sprieser, Chair
                                           Robert L. Barnett
                                           Keith A. Brown
                                           Marvin E. Lesser
                                           John B. Schwemm

     The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Corporation incorporates such Report by specific reference.

                            AUDIT AND NON-AUDIT FEES

     For the year ended December 31, 2000, the following fees were billed by Arthur Andersen LLP to the Corporation for the indicated services:

- Audit Fees:                                                 $ 964,000
- Financial Information Systems Design and Implementation
  Fees:                                                       $        0
- All Other Fees:                                             $1,537,000

                               PERFORMANCE GRAPH

     The following graph and table compare the cumulative total stockholder return on the Corporation's Common Stock with the Standard and Poor's 500 Index (the "S&P 500") and a peer group of companies in the building materials industry selected by the Corporation for purposes of comparison and described more fully below (the "Building Materials Group"), in each case assuming an initial investment of $100 and full dividend reinvestment, for the five-year period ended December 31, 2000.
[PERFORMANCE GRAPH]

                                                     USG CORPORATION                 S&P 500            BUILDING MATERIALS GROUP
                                                     ---------------                 -------            ------------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     113.00                      123.00                      116.00
1997                                                     163.00                      164.00                      121.00
1998                                                     170.00                      211.00                      131.00
1999                                                     159.00                      255.00                      123.00
2000                                                      77.00                      232.00                      107.00

------------------------------------------------------------------------------------------------------------------------
                          Dec. 31, 1995   Dec. 31, 1996   Dec. 31, 1997   Dec. 31, 1998   Dec. 31, 1999   Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------------
 USG Corporation              $100            $113            $163            $170            $159            $ 77
 S&P 500                       100             123             164             211             255             232
 Building Materials
   Group                       100             116             121             131             123             107

All amounts rounded to nearest dollar.

     The Building Materials Group comprises the following 21 publicly traded companies in the building materials industry for all periods reflected in the performance graph, except as noted: Ameron, Inc., Apogee Enterprises, Inc., Armstrong World Industries, Inc., Bird Corp. (through 1997), Butler Manufacturing Co., Crane Co., Elcor Corp., Fluor Corp., International Aluminum Corp., Jannock, Ltd. (through 1999), Johns-Manville Corp., Justin Industries, Masco Corp., Morgan Products, Ltd. (through 1998), Morrison Knudsen Corp. (from mid-1996 through 1999; prior periods reflect returns of merger partner Washington Construction Group, Inc.), Owens-Corning, Perini Corp., Ply-Gem Industries (through 1996), PPG Industries, Inc., Thomas Industries, Inc., and TJ International, Inc. (through 1999).

                  ITEM NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, Chicago, Illinois, has examined the financial statements of the Corporation for many years. The following resolution will be presented at the meeting to ratify the appointment by the Audit Committee of the firm of Arthur Andersen LLP, as independent public accountants, to examine the financial statements of the Corporation for the current year ending December 31, 2001, and to perform other related accounting services.

        RESOLVED: That the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP as independent public accountants of the Corporation for the current year ending December 31, 2001, is hereby ratified, approved, and confirmed.

     The Corporation has been advised by Arthur Andersen LLP that no member of the firm has any financial interest, either direct or indirect, in the Corporation, or has any connection with the Corporation in any capacity other than that of public accountants. A member of Arthur Andersen LLP will be present at the meeting to answer questions by stockholders and will have the opportunity to make a statement if he or she so desires.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS RESOLUTION.

     The affirmative vote of the holders of a majority of the shares represented at the meeting is required for adoption of this resolution. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

                             ADDITIONAL INFORMATION

     The Corporation will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Corporation may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Corporation has retained Georgeson Shareholder Communications Corporation to assist in this solicitation at a fee of $9,500, plus reimbursement of normal expenses. The Corporation also will reimburse upon request all brokers and other persons holding shares for the benefit of others for their reasonable expenses in forwarding management's proxies and accompanying material to the beneficial owners of such shares and in obtaining authorization from such beneficial owners to give proxies.

     The Board of Directors does not know of any matter that will be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is presented for such action, the individuals named in the proxy solicited by the Board of Directors intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals and nominations for directors intended for inclusion in the Corporation's proxy statement relating to the next annual meeting in May 2002 must be received not later than December 11, 2001. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Under the Corporation's by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Corporation's May 2002 annual meeting, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no earlier than February 8, 2002, nor later than March 10, 2002, and must comply with the procedures outlined in the Corporation's by-laws, a copy of which is available upon request from the Corporate Secretary, 125 South Franklin Street, Chicago, Illinois 60606-4678.

                                         By order of the Board of Directors

                                         DEAN H. GOOSSEN
                                         DEAN H. GOOSSEN
                                         Corporate Secretary

Dated: April 6, 2001

                                                                         ANNEX A
                                USG CORPORATION
                            AUDIT COMMITTEE CHARTER
                           BOARD OF DIRECTORS MEETING
                                  MAY 10, 2000

BE IT RESOLVED:  That, as recommended by the Audit Committee, Article IV,
Section 1(c) of the by-laws be and it hereby is amended to read in its entirety as follows:

     "[The corporation shall have the following standing committees:. . .](c) An Audit Committee which shall have ongoing responsibilities to assist the Board of Directors in monitoring the integrity of the financial statements of the Corporation, the Corporation's compliance with financial reporting, legal and statutory requirements, and the independence and performance of the Corporation's internal and external auditors. The Audit Committee additionally shall select and employ on behalf of the Corporation, subject to ratification by the stockholders, and approve the fees of, a firm of certified public accountants whose duty shall be to audit the books and accounts of the Corporation and its subsidiaries and affiliates for the fiscal year for which it is appointed, and which firm shall ultimately be accountable to the Committee and the Board of Directors. Such Committee shall also retain special legal, accounting or other consultants to advise it as it shall determine, and may request any officer or employee of the Corporation or its outside counsel or independent auditor to meet with it, individually or jointly, or any of its consultants. The Committee periodically shall report and make appropriate recommendations to the Board of Directors. It shall consist of not less than three members of the Board of Directors who are not officers or employees of the Corporation and who meet the independence, financial literacy and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. Such members shall be appointed by the Board of Directors on the recommendation of the Committee on Directors."

BE IT FURTHER RESOLVED: That, as recommended by the Audit Committee, to implement the provision of the Corporation's by-laws defining the duties of the Audit Committee, said Committee be and it hereby is charged with the following specific responsibilities (herein, collectively with such by-law responsibilities, referred to as said Committee's "Charter"):

         1.  to review and reassess the adequacy of its Charter annually.

         2. to ensure that the Charter is published as required by the Securities and Exchange Commission.

         3. to review with management and the independent auditor, upon completion of their audit, the annual audited financial statements, and to request that the independent auditor report on matters required to be communicated to the Committee in accordance with current auditing standards.

         4. to engage the independent auditor to perform quarterly reviews in accordance with current auditing standards and review with management and the independent auditor, either jointly or by its Chair, the results of such review of the Corporation's quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q and its annual report on Form 10-K.

         5. to meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. to review major changes to the Corporation's accounting principles and practices with the independent auditor, internal auditors or management.

         7. to require the independent auditor to summarize audit and non-audit services fees annually and to submit a formal written statement disclosing all relationships between the independent auditor and the Corporation in accordance with current independence rules; to be responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that impact the objectivity and independence of the independent auditor and to recommend that the Board of Directors take appropriate action to insure the independence of the auditor.

         8. to evaluate the performance of the independent auditor and, if so determined by the Committee, recommend that the Board of Directors replace the independent auditor.

         9. to meet with the independent auditor prior to the annual audit to review the planning, staffing and conduct of the audit, and to review with the independent auditor any problems or difficulties the auditor may have encountered in the conduct of the audit.

        10. to provide guidance and oversight to the internal auditors, and to review the organization, audit plans and results of such activities.

        11. to be responsible for the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

        12. to review with the Corporation's senior internal legal counsel and advise the Board of Directors with respect to the financial reporting of (i) legal matters that may have a material impact on the financial statements, (ii) the Corporation's compliance policies and (iii) any material reports or inquires received from regulators or governmental agencies.

        13. to meet periodically, as the Committee shall deem necessary or appropriate, with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Corporation's internal policies.

                                                                    Attachment E
                                                                   Proxy Form #1

                                 USG CORPORATION
    PLEASE MARK VOTES IN OVALS IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                          ---
1. Consider election of three USG Corporation directors to serve for a three year term:

 For       Withheld        For All
 All          All          Except
 / /          / /           / /


01 - Lawrence M. Crutcher, 02 - William C. Foote,
03 - Judith A. Sprieser.

---------------------------------------------
   USG Director Nominee Exception(s), if any.

2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001.

For      Against          Abstain

/ /        / /              / /

     In their discretion, on any other matter that may properly come before the meeting.

For      Against          Abstain

/ /        / /              / /

I plan to attend the Annual Meeting.

      Yes!
      / /


Dated:
        ------------------------------------


--------------------------------------------
                 Signature


--------------------------------------------
                 Signature

The signature(s) should conform to the name(s) shown on this proxy. Where stock is owned by more than one person, all owners should sign the proxy. This proxy will then be voted as directed or, if no direction is indicated, it will be voted for Items 1 and 2.

Control Number               - Fold and Detach Here -            USG CORPORATION
[insert control # here]

Below are instructions to allow you to vote your shares for the election of directors and all other proposals TOLL FREE BY TELEPHONE and VIA THE INTERNET. Please consider using these voting options. In both instances, your vote is recorded and authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card!

VOTE BY TELEPHONE                   Call FREE OF CHARGE from the United States or Canada by Touch Tone Phone at  877-587-0756 - 24 HOURS A DAY.

                                    Please note that if voting by telephone, you will be asked to enter the 6-DIGIT CONTROL NUMBER located above.

                                    OPTION #1: To vote as the Board of Directors recommends on ALL proposals, Press 1.

                                    WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                                    OPTION #2: If you choose to vote on each proposal separately, press 0.  You will hear these instructions:

                                    Proposal 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                                    To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

                                                                    Attachment E
                                                                   Proxy Form #1

                                    Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                    WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                                    If you vote by telephone, please DO NOT also mail your proxy.

                                    THANK YOU FOR VOTING!

VOTE VIA THE  INTERNET              Locate www.computershare.com/us/proxy.

                                    Enter the information requested on your computer screen, including your 6-DIGIT CONTROL NUMBER located above.

                                    Follow the instructions provided on the screen.

                                    If you vote via the internet, please DO NOT also mail your proxy.

                                    THANK YOU FOR VOTING!

                                                                    Attachment E
                                                                   Proxy Form #1


PROXY                          USG CORPORATION                             PROXY


           This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 9, 2001

The undersigned hereby appoints William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock of the undersigned in USG CORPORATION at the annual meeting of stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois on May 9, 2001, and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.


       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE - EXCEPT IF YOU VOTE BY TELEPHONE OR THE INTERNET



Please indicate any change in address.
                                   (Continued and to be signed on reverse side.)

                                                                    Attachment G
                                                                   Proxy Form #3


                                 USG CORPORATION
    PLEASE MARK VOTES IN OVALS IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Consider election of three USG Corporation directors to serve for a three year term:

 For        Withheld       For All
 All          All          Except

 / /          / /           / /

01 - Lawrence M. Crutcher, 02 - William C. Foote,
03 - Judith A. Sprieser.

---------------------------------------------
   USG Director Nominee Exception(s), if any.

2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001.

For      Against          Abstain
/ /        / /              / /

     In their discretion, on any other matter that may properly come before the meeting.

For      Against          Abstain
/ /        / /              / /

I plan to attend the Annual Meeting.

                 Yes!
                 / /


Dated:
        ------------------------------------


--------------------------------------------
                 Signature


--------------------------------------------
                 Signature

The signature(s) should conform to the name(s) shown on this proxy. Where stock is owned by more than one person, all owners should sign the proxy. This proxy will then be voted as directed or, if no direction is indicated, it will be voted for Items 1 and 2.




PROXY                        USG CORPORATION                               PROXY


           This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 9, 2001

The undersigned hereby appoints William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock of the undersigned in USG CORPORATION at the annual meeting of stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois on May 9, 2001, and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.


       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE - EXCEPT IF YOU VOTE BY TELEPHONE OR THE INTERNET



Please indicate any change in address.
                                   (Continued and to be signed on reverse side.)